EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Onyx Software Corporation for the quarter ended June 30, 2002, the undersigned, Brent F. Frei, Chief Executive Officer and Chairman of the Board of Onyx Software Corporation, and Brian C. Henry, Executive Vice President and Chief Financial Officer of Onyx Software Corporation, do each hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Onyx Software Corporation.

Date:	August 14, 2002	By:	/S/ BRENT R. FREI
Brent R. Frei Chief Executive Officer and Chairman of the Board

Date:	August 14, 2002	By:	/S/ BRIAN C. HENRY
Brian C. Henry Executive Vice President and Chief Financial Officer